As filed with the Securities and Exchange Commission on May 12, 2006
Registration Statement No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIDELITY SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	58-1416811
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3490 Piedmont Road NE, Suite 1550
Atlanta, Georgia 30305
(Address of Principal Executive Offices) (Zip Code)
Fidelity Southern Corporation Equity Incentive Plan
(Full title of the plan)
M. Howard Griffith, Jr.
Chief Financial Officer
Fidelity Southern Corporation
3490 Piedmont Road NE, Suite 1550
Atlanta, Georgia 30305
(Name and address of agent for service)
(404) 639-6500
(Telephone number, including area code, of agent for service)
Copies to:
David M. Carter
Hunton & Williams LLP
Bank of America Plaza, Suite 4100
600 Peachtree Street, N.E.
Atlanta, Georgia 30308-2216
(404) 888-4000
CALCULATION OF REGISTRATION FEE

Title of Each		Proposed Maximum	Proposed Maximum
Class of Securities	Amount To Be	Offering Price	Aggregate	Amount Of
To Be Registered	Registered (1)	Per Share(2)	Offering Price	Registration Fee
Common Stock, no par value	750,000 shares	$17.72	$13,290,000	$1,422.03

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Company’s Common Stock that become issuable under the plan by reason of any stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of computing the registration fee. Calculated pursuant to Rule 457(h) on the basis of $17.72 per share, which was the average of the high and low prices of the Common Stock as quoted on The Nasdaq National Market on May 8, 2006.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
     Not required to be filed with the Securities and Exchange Commission (the “Commission”).
Item 2. Registrant Information and Employee Plan Annual Information.
     Fidelity Southern Corporation (the “Company”) will provide the participants, upon written or oral request and without charge, a copy of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the
Section 10(a) prospectus, and all documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”). Request for such documents should be directed to Fidelity Southern Corporation, 3490 Piedmont Road NE, Suite 1550, Atlanta, Georgia 30305, Attention: Secretary, telephone number (404) 639-6500.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Company with the Commission are incorporated herein by reference and made a part hereof:
1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

2.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

3.	The Company’s Current Reports on Form 8-K as filed on January 25, 2006 and May 3, 2006; provided, however, the Company does not incorporate by reference any information furnished under Item 7.01 (Regulation FD Disclosure) or any exhibits submitted in connection therewith and included in any of these Current Reports on Form 8-K.

4.	The description of the Company’s common stock, no par value, which is contained in the Company’s Registration Statement filed on Form 10, dated August 27, 1993 and all amendments and reports filed for the purpose of updating that description.
     All documents subsequently filed with the Commission by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     Not Applicable.

Item 6. Indemnification of Directors and Officers
     Section 14-2-851 of the Georgia Business Corporation Code provides for the indemnification of directors of the Company for liability and expenses incurred by them in connection with any civil, criminal or administrative claim or proceeding in which they may become involved by reason of being a director of the Company or by service, at the request of the Company, as a director, officer, partner, trustee, employee or agent of another entity. The Section applies to both civil and criminal actions (including civil actions brought as derivative actions by or in the right of the Company) and permits indemnification if the director acted in good faith and reasonably believed that his/her conduct in his/her official capacity was in the best interest of the Company and, in addition, in all other cases, that his/her conduct was at least not opposed to the best interest of the Company and, in criminal actions, he/she had no reasonable cause to believe his/her conduct to be unlawful. If the required standard of conduct is met, indemnification may include attorneys’ fees, reasonable disbursements of the director or officer, judgments, fines, penalties or settlement payments. Directors who are successful with respect to any claim against them are entitled to indemnification as of right. On the other hand, if the charges made in any action are sustained, either the Board of Directors, acting by a majority of disinterested members, independent legal counsel or the holders of a majority of disinterested stockholders entitled to vote can indemnify a director if they find that the required standard of conduct has been met and the director was not adjudged liable to the corporation nor improperly received a personal benefit. If, in an action brought by or in the right of the Company, the director is adjudged to be liable for negligence or misconduct in the performance of his duty, a court in view of all the relevant circumstances can order indemnification for reasonable expenses incurred, unless the Company’s Articles of Incorporation state otherwise. The shareholders themselves, by a majority of the votes entitled to be cast, can indemnify a director who does not meet the standards set forth in Section 14-2-851. Section 14-2-856 provides for such shareholder indemnification unless the director or officer is adjudged liable to the corporation for the appropriation of a corporate business opportunity, for acts or omissions which involve intentional misconduct or a knowing violation of law, for unlawful distributions of corporate assets, or for any transaction from which he received an improper personal benefit.
     Section 14-2-857 of the Georgia Business Corporation Code provides for the indemnification of officers of the Company (unless the articles of incorporation state otherwise) for reasonable expenses to the extent that the officer was successful, on the merits or otherwise, in the defense of any proceeding in which he/she was a party, or in defense of any claim, issue, or matter therein, because he/she is or was an officer of the Company. Unless the Company’s Amended and Restated Articles of Incorporation state otherwise, a court in view of all the relevant circumstances can order indemnification for reasonable expenses incurred. The Company may also provide for other methods of indemnification in its Amended and Restated Articles of Incorporation, Bylaws, general or specific action of its board of directors or contract. Officers who are also directors are limited to the indemnification provisions provided in the Georgia Business Corporation Code for directors. Article Eight of the Company’s Bylaws provides for indemnification of directors and officers of the Company for liabilities and expenses incurred by them in connection with any civil, criminal or administrative claim or proceeding in which they may become involved by reason of being a director or officer of the Company or by serving at the request of the Company, as a director, officer, employee, or agent of another entity. Indemnification applies both to civil and criminal actions (including civil actions brought as derivative actions by or in the right of the Company) and permits indemnification if the director or officer acted in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company and, in addition, in criminal actions, if he or she had no reasonable cause to believe his or her conduct was unlawful. If the required standard of conduct is met, indemnification may include disbursements (including attorney’s fees) of the director or officer, judgments, fines, and settlement payments. Directors and officers who are successful with respect to any claim against them are entitled to indemnification as of right. On the other hand, if the charges made in any action are sustained, either the Board of Directors, acting by a majority of disinterested members, independent legal counsel or the holders of a majority of the stock entitled to vote will determine if the required standard of conduct has been met. If, in an action brought by or in the right of the Company, the director or officer is adjudged to be liable for negligence or misconduct in the performance of his duty, he will only be entitled to such indemnity as the court shall deem proper.
     The Company also maintains directors’ and officers’ liability insurance for the benefit of the Company and its directors and officers. The policy provides coverage for certain amounts paid as indemnification pursuant to the provisions of Georgia law.
Item 7. Exemption from Registration Claimed.
     Not Applicable.

Item 8. Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3(f) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003).

3.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3(b) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005).

4.1	Form of Certificate of Common Stock (incorporated herein by reference to Exhibit 4(a) to the Company’s Registration Statement on Form S-2, as amended. (File No. 333-36377)).

4.2	Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K filed on May 3, 2006).

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).

23.1	Consent of Hunton & Williams LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

23.2	Consent of Ernst & Young LLP (filed herewith).

24.1	Powers of Attorney (included on signature page).
Item 9. Undertakings
(a)	The undersigned Company hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act,

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement,

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 12th day of May, 2006.

FIDELITY SOUTHERN CORPORATION (Registrant)
By:	/s/ M. Howard Griffith, Jr.
M. Howard Griffith, Jr.
Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints M. Howard Griffith, Jr., James B. Miller, Jr. and H. Palmer Proctor, Jr., and each of them individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James B. Miller, Jr. James B. Miller, Jr.	Chairman of the Board, Chief Executive Officer and Director (principal executive officer)	May 12, 2006
/s/ M. Howard Griffith, Jr. M. Howard Griffith, Jr.	Chief Financial Officer (principal financial and accounting officer)	May 12, 2006
/s/ David R. Bockel David R. Bockel	Director	May 12, 2006
/s/ Edward G. Bowen, M.D. Edward G. Bowen, M.D.	Director	May 12, 2006
/s/ Kevin S. King Kevin S. King	Director	May 12, 2006
/s/ James H. Miller III James H. Miller III	Director	May 12, 2006
/s/ H. Palmer Proctor, Jr. H. Palmer Proctor, Jr.	Director	May 12, 2006
/s/ Robert J. Rutland Robert J. Rutland	Director	May 12, 2006
/s/ W. Clyde Shepherd, III W. Clyde Shepherd, III	Director	May 12, 2006
/s/ Rankin M. Smith, Jr. Rankin M. Smith, Jr.	Director	May 12, 2006

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3(f) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003).

3.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3(b) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005).

4.1	Form of Certificate of Common Stock (incorporated herein by reference to Exhibit 4(a) to the Company’s Registration Statement on Form S-2, as amended. (File No. 333-36377)).

4.2	Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K filed on May 3, 2006).

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).

23.1	Consent of Hunton & Williams LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

23.2	Consent of Ernst & Young LLP (filed herewith).

24.1	Powers of Attorney (included on signature page).